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                                                                    Exhibit 23

                                              Consent of Independent Auditors


 We consent to the incorporation by reference in the Registration Statements (Forms S-8, No. 33-24619 dated October 10, 1988, No. 33-45993 dated February 24, 1992 and No. 33-87052 dated December 5, 1994) pertaining to the Invacare Corporation stock option plans, of our report dated March 27, 1998, with respect to the consolidated financial statements and schedule of Invacare Corporation and Subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                           ERNST & YOUNG LLP
Cleveland, Ohio
March 27, 1998.